UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 5, 2010

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) - (d) Not applicable

(e) On August 5, 2010, the Compensation Committee of the Board of Directors of ON Semiconductor Corporation (“Corporation”) determined specific bonus plan parameters for the Corporation’s semi-annual cash incentive program for the second half of 2010 to certain of our employees, including certain of our “named executive officers” identified in the Corporation’s 2010 annual meeting of stockholders proxy statement (“Bonus Program”). The Bonus Program was set up under the previously disclosed terms and conditions of the Corporation’s 2007 Executive Incentive Plan (the “EIP”) and any cash awards under the Bonus Program are expected to be paid out under the EIP. Under the EIP, the amount and payment of the actual award, if any, to each participant is in the discretion of the Committee.

Cash bonuses under the Bonus Program will be paid only if the Corporation first achieves a certain minimum non-GAAP earnings per share (the “Minimum Non-GAAP EPS”). Thereafter, actual bonuses under the Bonus Program will be determined based on achievement related to two metrics: (1) non-GAAP earnings per share (weighted 80%) and (2) organic revenue growth (weighted 20%). Under the Bonus Program, the bonus pool is capped at 11% of non-GAAP net income. Non-GAAP earnings per share will be calculated using non-GAAP net income, which measure will be substantially consistent with the measure used in the Corporation’s earning releases, including stock compensation expense, and excluding items such as debt pre-payment, restructuring, asset impairment and other charges, net; inventory step up from purchase accounting; in process research and development; intangibles amortization; implied interest on convertible securities; cash taxes; and extraordinary items and other unusual or infrequent items as approved by the Committee. Organic revenue growth will be based upon the Corporation’s operations as of January 1, 2010 but excluding the 2009 acquisition of PulseCore Semiconductor and all 2010 acquisitions.

Assuming the attainment of the Minimum Non-GAAP EPS, award opportunities for the second half of 2010 under the Bonus Program (expressed as a percentage of the officer’s base salary) for each named executive officer has the threshold, target, and stretch amount listed below:

Officer	Title	Award Opportunity

Keith D. Jackson	President and Chief Executive Officer	Threshold (0%) Target (130%) Maximum (260%)

Donald A. Colvin	Executive Vice President and Chief Financial Officer	Threshold (0%) Target (80%) Maximum (160%)

Robert C. Mahoney	Executive Vice President, Sales and Marketing	Threshold (0%) Target (80%) Maximum (160%)

W. John Nelson	Executive Vice President, Chief Operating Officer and Chief Environmental Officer	Threshold (0%) Target (80%) Maximum (160%)

George H. Cave	Senior Vice President, General Counsel, Chief Compliance & Ethics Officer and Secretary	Threshold (0%) Target (65%) Maximum (130%)

(f) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: August 11, 2010		/s/ KEITH JACKSON
	Name:	Keith Jackson
	Title:	President and Chief Executive Officer

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